EXHIBIT 99.2
PHILLIPS-VAN HEUSEN CORPORATION
200 MADISON AVENUE
NEW YORK, N.Y. 10016
FOR IMMEDIATE RELEASE:
April 20, 2010

Contact:	Michael Shaffer Executive Vice President and Chief Financial Officer (212) 381-3523 www.pvh.com
PHILLIPS-VAN HEUSEN CORPORATION RECEIVES THE REQUISITE CONSENTS
PURSUANT TO ITS TENDER OFFER AND CONSENT SOLICITATION FOR ITS
OUTSTANDING 7 1/4% SENIOR NOTES DUE 2011 AND ITS 8 1/8% SENIOR NOTES
DUE 2013 AND ANNOUNCES AMENDMENT OF TENDER OFFER
NEW YORK, NY — Phillips-Van Heusen Corporation (NYSE: PVH) announced today that it has received the requisite tenders and consents from holders of both its 7 1/4% Senior Notes due 2011 and 8 1/8% Senior Notes due 2013 to amend the indentures governing each series of notes. PVH commenced its cash tender offers and consent solicitations relating to these notes pursuant to an Offer to Purchase and Consent Solicitation Statement, dated April 7, 2010, and a related Consent and Letter of Transmittal, which more fully set forth the terms and conditions of the tender offers and consent solicitations. The consent solicitations expired at 5:00 p.m., New York City time, on Tuesday, April 20, 2010. Tenders may no longer be withdrawn and consents may no longer be revoked. Prior to expiration of the consent solicitations, holders of approximately 67% of the outstanding principal amount of the 2011 Notes and approximately 90% of the outstanding principal amount of the 2013 Notes had tendered their notes and consented to the proposed amendments to the indentures governing each series of notes.
PVH also announced today that it is waiving the requirement that tenders be made by 5:00 p.m. today in order to receive the total consideration, including a consent payment of $30.00 per $1,000 principal amount of each series of notes tendered. Holders who tender their notes prior to the expiration of the tender offers will receive the total consideration of $1,002.50 for each $1,000 principal amount of 2011 Notes tendered and $1,016.04 for each $1,000 principal amount of 2013 Notes tendered. All other terms of the tender offers remain unchanged. The tender offers for the notes will expire at 12:00 midnight, New York City time, on May 4, 2010, unless extended or earlier terminated.
PVH and U.S. Bank National Association, the trustee under the indentures governing each series of notes, will enter into supplemental indentures that will amend the indentures under which each series of notes was issued. The supplemental indentures will become effective upon execution by PVH and U.S. Bank National Association, but the proposed amendments will not become operative until the notes that have been validly tendered on or prior to the expiration of the consent solicitations are accepted for payment and paid for by PVH pursuant to the terms of the tender offers. The proposed amendments, if they become operative, will, among other things, eliminate substantially all of the restrictive covenants in the indentures and the applicable series of underlying notes and eliminate all events of default other than events of default relating to the failure to pay principal of and interest on the applicable series of notes and to comply for 60 days after notice with the covenants, obligations, warranties or agreements contained in the indentures after giving effect to the proposed amendments. Once the proposed amendments to the related indenture become operative, they will be binding upon the holders of notes not tendered into the tender offers.
The tender offers and consent solicitations with respect to each series of notes are subject to the satisfaction of certain conditions, including (i) the minimum tender condition, which requires that notes representing not less than a majority in aggregate principal amount of notes outstanding be validly tendered and not validly withdrawn; (ii) the acquisition condition, which requires that all conditions precedent to the previously announced acquisition of Tommy Hilfiger B.V. by PVH be satisfied and the proceeds of the financing for the acquisition be received by PVH; and (iii) the supplemental indenture condition, which requires that the supplemental indentures implementing the proposed amendments must have been executed. Although the conditions to the tender offers and consent solicitations include the acquisition condition, consummation of the tender offers and consent solicitations is not a condition precedent to the acquisition of Tommy Hilfiger B.V. The principal purpose of the tender offers and the consent solicitations is to acquire all outstanding notes and to eliminate substantially all of the restrictive covenants and certain events of default in the indentures.
Barclays Capital Inc. is acting as dealer manager for the tender offers. The depositary and information agent for the tender offers is D.F. King & Co. Questions regarding the tender offers may be directed to Barclays Capital Inc., (800) 438-3242 (toll free) or (212) 528-7581 (collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be directed to D.F. King & Co., telephone number (800) 487-4870 (toll free) and (212) 269-5550 (for banks and brokers).
This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to the Notes nor is this announcement an offer or solicitation of an offer to sell the new notes. The tender offers are made solely by means of the Offer to Purchase and Consent Solicitation Statement, dated April 7, 2010, and related Letter of Transmittal and Consent.
Phillips-Van Heusen Corporation is one of the world’s largest apparel companies. It owns and markets the Calvin Klein brand worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Tommy Hilfiger, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY and Timberland.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this document, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, including, without limitation, statements relating to the Company’s proposed acquisition of Tommy Hilfiger BV and certain related companies (collectively, “Tommy Hilfiger”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s proposed acquisition of Tommy Hilfiger is subject to conditions, which may not be satisfied, in which event the transaction may not close; (iii) in connection with the proposed acquisition of Tommy Hilfiger, the Company intends to borrow significant amounts and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (v) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability, and its ability to realize benefits from Tommy Hilfiger, if the acquisition is consummated; (vi) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vii) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (viii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (ix) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (x) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.